                                                                    EXHIBIT 99.1

                                 KRYPTOSIMA, LLC

                              FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2001 and 2000


                                      WITH

                          Independent Auditors' Report

                           KRYPTOSIMA, LLC

                          TABLE OF CONTENTS

                      DECEMBER 31, 2001 AND 2000




Independent Auditors' Report ..................................... 1

Balance Sheets ................................................... 2

Statements of Operations.......................................... 3

Statements of Changes in Equity....................................4

Statements of Cash Flows ......................................... 5

Notes to Financial Statements......................................6

                          INDEPENDENT AUDITORS' REPORT

To the Members
Kryptosima, LLC

         We have audited the accompanying balance sheets of Kryptosima, LLC (a Limited Liability Company) (a development stage company) at December 31, 2001 and 2000, and the related statements of operations, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kryptosima, LLC as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                            /s/ Gifford, Hillegass & Ingwersen, P.C.
                            GIFFORD, HILLEGASS & INGWERSEN, P.C.


Atlanta, Georgia
December 2, 2002

                                    KRYPTOSIMA, LLC

                                    BALANCE SHEETS

                              DECEMBER 31, 2001 AND 2000

                                        ASSETS

                                                               2001           2000
                                                           -----------    -----------
CURRENT ASSETS
     Cash                                                  $    44,382    $    90,267

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $469                                          4,391           --

SOFTWARE DEVELOPMENT COSTS (Note A)                            761,372        580,000

INTANGIBLE ASSETS (Note A)                                      57,079         40,316
                                                           ------------   ------------

         TOTAL ASSETS                                      $   867,224    $   710,583
                                                           ============   ============


                           LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
     Accounts payable (Note E)                             $   416,371    $   192,416
     Deferred revenue                                             --           10,000
                                                           ------------   ------------

         TOTAL CURRENT LIABILITIES                             416,371        202,416

COMMITMENTS AND CONTINGENCIES (Notes C, F, and G)

MEMBERS' CAPITAL  (Note D)
     Capital contributions                                   1,298,310        943,469
     Accumulated deficit                                      (847,457)      (435,302)
                                                           ------------   ------------

         TOTAL MEMBERS' CAPITAL                                450,853        508,167
                                                           ------------   ------------

         TOTAL LIABILITIES AND
           MEMBERS' CAPITAL                                $   867,224    $   710,583
                                                           ============   ============

                               SEE ACCOMPANYING NOTES.

                                 KRYPTOSIMA, LLC

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                       2001              2000
                                                     ---------        ---------
REVENUES
     License fees (Note A)                           $  50,000        $    --
     Set up fees                                        25,000             --
                                                     ----------       ----------

         TOTAL REVENUES                                 75,000             --

OPERATING EXPENSES
     Marketing expenses                                190,226          178,692
     Product development                                58,000             --
     Other operating expenses                          234,686          278,989
                                                     ----------       ----------

         TOTAL OPERATING EXPENSES                      482,912          457,681
                                                     ----------       ----------

         LOSS FROM OPERATIONS                         (407,912)        (457,681)

OTHER INCOME (EXPENSE)
     Other income                                           30           22,379
     Interest income                                       260             --
     Interest expense                                   (4,533)            --
                                                     ----------       ----------

         NET OTHER INCOME (EXPENSE)                     (4,243)          22,379
                                                     ----------       ----------

NET LOSS                                             $(412,155)       $(435,302)
                                                     ==========       ==========


                             SEE ACCOMPANYING NOTES.

                                     KRYPTOSIMA, LLC

                             STATEMENTS OF CHANGES IN EQUITY

                      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                           Capital         Accumulated
                                        Contribution         Deficit             Total
                                         ----------        ----------         ----------
     Contributed license fee             $    2,400        $     --           $    2,400

     Contributed services                    21,069              --               21,069

     Contributed software                   400,000              --              400,000

     Cash contributions                     428,000              --              428,000

     Conversion of debt to equity            92,000              --               92,000

     Net loss                                  --            (435,302)          (435,302)
                                         -----------       -----------        -----------

BALANCE, DECEMBER 31, 2000                  943,469          (435,302)           508,167

     Contributed services                    10,841              --               10,841

     Cash contributions                     344,000              --              344,000

     Net loss                                  --            (412,155)          (412,155)
                                         -----------       -----------        -----------

BALANCE, DECEMBER 31, 2001               $1,298,310        $ (847,457)        $  450,853
                                         ===========       ===========        ===========


                                 SEE ACCOMPANYING NOTES.

                                 KRYPTOSIMA, LLC
                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 2001 and 2000

                                                            2001              2000
                                                          ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                             $(412,155)        $(435,302)
     Adjustments to reconcile net loss to net cash
       from operating activities:
           Depreciation                                         469              --
           Contributed services                              10,841            21,069
     Increase in accounts payable                           223,955           192,416
     Increase (decrease) in deferred revenue                (10,000)           10,000
                                                          ----------        ----------

     NET CASH REQUIRED BY OPERATING ACTIVITIES             (186,890)         (211,817)

CASH FLOWS FROM INVESTING ACTIVITIES
     Equipment purchase                                      (4,860)             --
     Capitalization of software development costs          (181,372)         (180,000)
     Patent, trademark, and license costs                   (16,763)          (37,916)
                                                          ----------        ----------

     NET CASH REQUIRED BY INVESTING ACTIVITIES             (202,995)         (217,916)

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                  344,000           428,000
     Proceeds from note payable                                --              92,000
                                                          ----------        ----------

     NET CASH PROVIDED BY FINANCING ACTIVITIES              344,000           520,000
                                                          ----------        ----------

     Increase (DECREASE) in Cash                            (45,885)           90,267

CASH AT BEGINNING OF YEAR                                    90,267              --
                                                          ----------        ----------

CASH AT END OF YEAR                                       $  44,382         $  90,267
                                                          ==========        ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES:

     Cash used for payment of interest                    $   3,033         $    --
                                                          ==========        ==========

     Noncash investing and financing activities:
         Conversion of note payable to equity             $    --           $  92,000
                                                          ==========        ==========
         Contributions for equity:
              Software                                    $    --           $ 400,000
              License fee                                      --               2,400
              Services                                       10,841            21,069
                                                          ----------        ----------

                                                          $  10,841         $ 423,469
                                                          ==========        ==========

                                SEE ACCOMPANYING NOTES.

                                 KRYPTOSIMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE A--NATURE OF BUSINESS

The Company was formed in the state of Georgia on January 13, 2000, in accordance with the provisions of the Georgia Limited Liability Company Act. The Company is in the business of developing and providing a payment service for use on the internet. The Company has operated as a development stage enterprise since its inception by devoting substantially all of its effort to research and development, marketing and raising capital to support these efforts. Effective March 28, 2001, the Company changed its name from Safetpay.com, LLC to Kryptosima, LLC ("Kryptosima").


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MANAGEMENT ESTIMATES: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with maturity dates of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of the asset using accelerated depreciation methods. Major renewals and betterments are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When property and equipment is retired or otherwise disposed, the related cost and accumulated depreciation is removed from the accounts.

SOFTWARE DEVELOPMENT COSTS: In accordance with FASB Statement 86, software development costs were capitalized beginning in the period that technological feasibility was established until the software was available for general release to customers. The costs will be amortized over the estimated economic life of the product beginning in the period of the product's general release to customers. In addition, the unamortized balance is evaluated annually in relation to its estimated net realizable value. Any balance in excess of net realizable value will be written off. As of December 31, 2001 the software costs have not been amortized because the software has not been released to customers.

INTANGIBLE ASSETS: Intangible assets include primarily costs related to patent and trademark filings. These costs will be amortized over a fifteen year life beginning in 2002.

                                 KRYPTOSIMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

REVENUE RECOGNITION: The Company generally recognizes revenue when the product or service is delivered. During 2001 the Company recognized $50,000 of revenue related to a nonrefundable deposit on a cancelled licensing contract.

DEFERRED REVENUE: Deferred revenue represents amounts received on contracts for services that are to be provided in the subsequent year.

PRODUCT DEVELOPMENT COSTS: Product development costs relating to product maintenance and customer support are expensed as incurred.

INCOME TAXES: During 2000 and 2001 the Company was taxed as a partnership for income tax purposes; therefore, the income tax obligations and benefits were passed through to the individual members, and no provision for income taxes is included in the accompanying financial statements. Effective June 1, 2002 the Company elected to be taxed as a corporation.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of cash, receivables, and payables approximate fair value because of the short maturity of these instruments.

START-UP ACTIVITIES: In accordance with SOP 98-5, all start-up costs are expensed as incurred.

ADVERTISING COSTS: The Company expenses advertising costs as they are incurred. Advertising costs for 2001 and 2000 totaled approximately $8,000 and $5,000, respectively.


NOTE C--OPERATING LEASES

The Company leases certain equipment under noncancellable lease arrangements that expire at various dates through 2004. Future payments for equipment leases were as follows at December 31, 2001:

              2002                           $     6,373
              2003                                 6,373
              2004                                 2,124
                                             -----------
                                             $    14,870
                                             ===========

Total rent expense was approximately $7,000 and $1,000 for the years ended December 31, 2001 and 2000, respectively.

                                 KRYPTOSIMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000



NOTE D--MEMBERS' CAPITAL

As of December 31, 2001 there are 4,495,110 membership units issued and outstanding. Of these units, 3,200,000 were issued in connection with the formation of the Company in exchange for the initial efforts to establish the company and for a non-exclusive license agreement to a pending patent.

In addition, 400,000 units were issued in exchange for a $400,000 fixed fee contract for the first phase of the development of the client interface software, the transaction server software, the merchant framework interfaces and technical support for installation.

In 2000 the Company had two 9% notes payable to individuals amounting to $92,000. The notes were exchanged for membership units valued at $1 per unit during 2000.

Legal, marketing and other business services amounting to $10,841 and $21,069 in 2001 and 2000, respectively, were also paid with membership units at a price of $1 per unit.


NOTE E--RELATED PARTY TRANSACTIONS

The Company's founding members provided product development, marketing, and operations consulting services to the Company during 2001 and 2000. Total consulting fees incurred through December 31, 2001 and 2000 amounted to approximately $506,000 and $521,000. Of these amounts, $322,000 and $141,000 are included in accounts payable at December 31, 2001 and 2000, respectively.

The Company contracted with the member that completed the first phase of the software development (see Note D) for additional development services in 2001 and 2000 amounting to approximately $52,000 and $56,000, respectively.

In addition, the Company's 2001 licensing and set up fee income was generated through contracts with parties related to one of the Company's members.

                                 KRYPTOSIMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE F--MEMBERSHIP UNIT OPTIONS

At December 31, 2001 and 2000, options covering the purchase of 8,861,154 membership units had been authorized for issuance. All options expire on September 1, 2005 and are 100% vested.

Information relating to options is as follows:

                                       Number       Average Option
                                      of Units     Price Per Unit
                                      --------     --------------

2000 Activity:
    Granted                          8,727,154        $   2.00
    Forfeited                             --          $    --
    Exercised                             --          $    --
                                     ---------

Units under option,
    December 31, 2000                8,727,154        $   2.00

2001 Activity:
    Granted                            134,000        $   1.00
    Forfeited                             --          $    --
    Exercised                             --          $    --
                                     ---------

Units under option,
    December 31, 2001                8,861,154        $   1.98
                                     =========

Options exercisable (vested),
    December 31, 2000                8,727,154        $   2.00
                                     =========
    December 31, 2001                8,861,154        $   1.98
                                     =========


The Company has adopted SFAS 123, "Accounting for Stock-Based Compensation" and in accordance thereof, the Company continues to apply intrinsic value accounting for its plan. The value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing method and the following assumptions:

                                 KRYPTOSIMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE F--MEMBERSHIP UNIT OPTIONS (CONTINUED)


                                                  2001      2000
                                                 ------    ------
Risk free interest                                4.56%     6.16%
    Dividend yield                                  --        --
    Volatility factor                                0%        0%
Weighted average remaining life (in years)            4        5


The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected price volatility. Because the Company's options have characteristics significantly different from those of traded options, and because changes in any of the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

The Company would not have recognized compensation expense based upon the fair value at the grant dates for its options, consistent with the methodology pres cribed by SFAS 123.


NOTE G--SUBSEQUENT EVENT

On October 14, 2002 Kryptosima signed a contract with Bentley Communications Corp. ("Bentley") which provides for Bentley's wholly owned subsidiary, Kryptosima Acquisition Corp., to exchange 50,000,000 shares of Bentley stock for 100% of the membership interests of Kryptosima. In connection with the agreement, Kryptosima's outstanding membership unit options were cancelled.

                                 KRYPTOSIMA, LLC


                    INTERIM FINANCIAL STATEMENTS (UNAUDITED)








CONDENSED BALANCE SHEET AT SEPTEMBER 30, 2002


CONDENSED STATEMENTS OF LOSSES FOR THE NINE MONTHS AND THREE MONTHS ENDED
     SEPTEMBER 30, 2002 AND 2001


CONDENSED STATEMENTS OF CASH FLOW FOR THE NINE MONTHS ENDED
     SEPTEMBER 30, 2002 AND 2001

                                 KRYPTOSIMA, LLC
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)



                                     ASSETS
CURRENT ASSETS:

         Cash and equivalents                               $  8,144
                                                            ---------

                  Total current assets                         8,144

PROPERTY, PLANT AND EQUIPMENT, NET                            16,532


OTHER ASSETS                                                 837,423
                                                            ---------

                                                            $862,099
                                                            =========

                    LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
            Accounts payable                                $511,733
                                                            ---------

                           Total current liabilities         511,733
                                                            =========

MEMBERS' CAPITAL                                             350,366
                                                            ---------

                                                            $862,099
                                                            =========


    See accompanying notes to unaudited condensed financial statements

                                                KRYPTOSIMA, LLC
                                        CONDENSED STATEMENTS OF LOSSES
                                                  (UNAUDITED)



                                                For the          For the           For the           For the
                                             Three Months     Three Months       Nine Months       Nine Months
                                                Ended            Ended              Ended             Ended
                                             September 30,    September 30,      September 30,     September 30,
                                                 2002              2001              2002              2001
                                             -------------    -------------      -------------     -------------

SALES                                         $      36         $  10,000         $  25,123         $  15,000
                                              ----------        ----------        ----------        ----------

GROSS PROFIT                                         36            10,000            25,123            15,000

OPERATING EXPENSES:
   SELLING, GENERAL AND ADMINISTRATIVE          395,252           174,309           485,471           354,099
   DEPRECIATION AND AMORTIZATION                    591               315             1,772               352
                                              ----------        ----------        ----------        ----------

    TOTAL OPERATING EXPENSES                    395,843           174,624           487,243           354,451
                                              ----------        ----------        ----------        ----------
LOSS FROM OPERATIONS                           (395,807)         (164,624)         (462,120)         (339,451)
INCOME TAXES (BENEFIT)                             --                --                --                --
                                              ----------        ----------        ----------        ----------
NET LOSSES                                    $(395,807)        $(164,624)        $(462,120)        $(339,451)
                                              ==========        ==========        ==========        ==========


                        See accompanying notes to unaudited condensed financial statements

                                 KRYPTOSIMA, LLC
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                           NINE MONTHS       NINE MONTHS
                                                              ENDED            ENDED
                                                          SEPTEMBER 30,     SEPTEMBER 30,
                                                              2002              2001
                                                          -------------     -------------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES                       $(364,986)        $(117,973)

CASH FLOWS FROM INVESTING ACTIVITIES:                        (32,884)         (201,777)

CASH FLOWS PROVIDED (USED) IN FINANCING ACTIVITIES:          361,632           255,587

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for interest                        --           $   3,033
Cash paid during the period for taxes                           --                --



           See accompanying notes to unaudited condensed financial statements

                                 KRYPTOSIMA, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)

GENERAL

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Rule 310(b) of Regulation S-B, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ended June 30, 2003. The unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and footnotes thereto included in Bentley Communications Corporation's SEC Form 8-K, as amended.

(b)      Pro Forma Financial Information.

         Condensed Consolidated Pro Forma Unaudited Balance Sheet as of September 30, 2002

         Condensed Consolidated Pro Forma Unaudited Statement of Loss for the Year Ended June 30, 2002

         Condensed Consolidated Pro Forma Unaudited Statement of Loss for the Three Months Ended September 30, 2002

         Notes to Condensed Consolidated Pro Forma Unaudited Financial
         Statements

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On October 14, 2002, Bentley Communications Corp. ("Bentley") agreed to acquire Kryptosima LLC, a Georgia limited liability company ("Kryptosima") by causing Bentley's wholly owned subsidiary, Kryptosima Acquisition Corp., a Georgia corporation, to exchange 50,000,000 shares of Bentley common stock for 100% of the outstanding membership interest of Kryptosima. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of Kryptosima was $1,649,634.

The Pro Forma Unaudited Financial Statements have been prepared by management of Bentley in order to present condensed consolidated financial position and results of operations of Bentley and Kryptosima as if the acquisition had occurred as of September 30, 2002 for the pro forma condensed consolidated balance sheet and to give effect to the acquisition of Kryptosima, as if the transaction had taken place at July 1, 2001 for the pro forma condensed consolidated statement of losses for the year ended June 30, 2002 and July 1, 2002 for the pro forma condensed consolidated statement of losses for the three months ended September 30, 2002 .

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the consolidated June 30, 2002 financial statements and footnotes included in Bentley's SEC Form 10-KSB and the condensed consolidated September 30, 2002 financial information included in Bentley's September 30, 2002 SEC Form 10-QSB .

                                      BENTLEY COMMUNICATIONS CORPORATION
                           CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET
                                              SEPTEMBER 30, 2002

                                                               ASSETS
                                                                                                   PRO FORMA           PRO FORMA
                                                             BENTLEY            KRYPTOSIMA        ADJUSTMENTS         CONSOLIDATED
                                                             -------            ----------        -----------         ------------
Current assets:
      Cash and equivalents                               $         84         $     8,144                             $     8,228
                                                         -------------        ------------                            ------------
 Total current assets                                              84               8,144

Property and equipment, net                                     1,622              16,532                                  18,154
Other assets, net                                                  --             837,423          1,649,634  (1)       2,487,057
                                                         -------------        ------------                            ------------

                                                         $      1,706         $   862,099                             $ 2,513,439
                                                         =============        ============                            ============

                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

 Current Liabilities:
     Accounts payable and accrued liabilities                 249,086             511,733                                  760,819
     Notes payable                                             80,000                --                                     80,000
     Advances from related parties                             63,679                --                                     63,679
                                                         -------------        ------------                            ------------

  Total current liabilities                                   392,765             511,733                                  904,498

 Stockholders' equity:
      Member's Capital                                                            350,366             (350,366) (1)
      Common stock                                             15,333                                    5,000  (1)         20,333
      Common stock subscribed                                (201,500)                                                    (201,500)
      Additional paid-in-capital                            9,158,980                                1,995,000  (1)     11,153,980
      Deficiency in retained earnings                      (9,363,873)               --                                 (9,363,873)
                                                         -------------        ------------                            ------------

Total stockholders' equity (deficit)                         (391,060)            350,366                                1,608,940
                                                         -------------        ------------                            ------------

                                                         $      1,705         $   862,099                              $ 2,513,438
                                                         =============        ============                            ============


                   See accompanying notes to the condensed consolidated pro forma unaudited financial statements

                                                BENTLEY COMMUNICATIONS CORPORATION
                                  CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES
                                                 FOR THE YEAR ENDED JUNE 30, 2002

                                                                                         PRO FORMA   ADJUSTMENT        PRO FORMA
                                                  BENTLEY            KRYPTOSIMA         ADJUSTMENTS      NO.         CONSOLIDATED
                                                  -------            ----------         -----------  ----------      ------------
Sales                                         $     127,740        $      75,000            10,123         (2)      $     212,863

Operating expenses:
     Selling, general and administrative          3,069,187              487,155           141,278         (2)          3,689,134
     Depreciation and amortizations                                         --
                                              --------------       --------------                                   --------------

 Total Operating expenses                         3,069,187              487,155           141,278         (2)          3,689,134

Net loss before taxes                            (2,941,447)            (412,155)         (122,669)        (2)         (3,476,271)
Provision for income taxes                                                  --
                                              --------------       --------------                                   --------------

Net loss                                      $  (2,941,447)       $    (412,155)         (122,669)                 $  (3,476,271)
                                              ==============       ==============     =============                 ==============


Loss per common share
(basic and assuming dilution)                         (0.06)       $        --                                              (0.03)
                                              ==============       ==============                                   ==============

Weighted average shares outstanding
     Basic and diluted                           50,234,053                 --            50,000,000         (1)       100,234,053


                     See accompanying notes to condensed consolidated pro forma unaudited financial statements

                                    BENTLEY COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES
                               FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002

                                              BENTLEY            KRYPTOSIMA       PRO FORMA    ADJUSTMENT       PRO FORMA
                                                                                 ADJUSTMENTS        NO.      CONSOLIDATED
                                          -------------         -------------    -----------   ----------   -------------
Sales                                     $        --           $          36                               $          36

Operating expenses:
     Selling, general and
     administrative                           1,344,496               395,252                                   1,739,748
     Depreciation and amortization                  175                   591                                         766
                                          --------------        --------------                              --------------

     Total Operating expenses                 1,344,671               395,843                                   1,740,514

Net loss before taxes                        (1,344,671)             (395,807)                                  1,740,478
Provision for income taxes                         --                    --                                          --
                                          --------------        --------------                              --------------
Net loss                                  $  (1,344,671)        $    (395,807)                              $  (1,740,478)
                                          ==============        ==============                              ==============

Loss per common share
(basic and assuming dilution)             $        (.01)        $        --                                 $        (.01)
                                          ==============        ==============                              ==============
Weighted average shares
outstanding
(Basic and diluted)                         144,152,376                  --       50,000,000     (1)          194,152,376
                                          ==============        ==============                              ==============


                          See accompanying notes to pro forma unaudited consolidated financial statements

                       BENTLEY COMMUNICATIONS CORPORATION
           NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Bentley and Kryptosima as if the acquisition had occurred as of September 30, 2002 for the pro forma condensed balance sheet and to give effect to the acquisition of Kryptosima , as if the transaction had taken place at July 1, 2001 for the pro forma condensed consolidated statement of losses for the year ended June 30, 2002 and at July 1, 2002 for the three months ended September 30, 2002

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2002 and the pro forma condensed consolidated statement of losses for the year ended June 30, 2002 and the three months ended September 30, 2002.


(1) To record the issuance of 50,000,000 shares of Bentley restricted common stock valued at the Company's closing price five days prior to the October 14, 2002 of $.04 per share in exchange for 100% of the Kryptosima member interest issued and outstanding.


  To record the acquisition of Kryptosima for stock. The significant components of the transaction are:


          Common Stock Issued                                       $     5,000
          Additional Paid In Capital                                  1,995,000
          Excess of Assets Acquired over Liabilities Assumed           (350,366)
                                                                    -----------
          Total Consideration Paid                                  $ 1,649,634
                                                                    ===========



(2) To reflect adjustments to Kryptosima's condensed consolidated statements of losses to conform to Bentley's June 30, 2002 fiscal year end.